BYLAWS
OF
GLYECO, INC.

ARTICLE I: OFFICES

1.1	REGISTERED OFFICE

The registered office of GlyEco, Inc. (the “Corporation”) shall be in the City of Carson City, County of Carson City, State of Nevada.

1.2	ADDITIONAL OFFICES

The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II: STOCKHOLDERS' MEETINGS

2.1	ANNUAL MEETINGS

Regular meetings of the stockholders of this Corporation may be held at the discretion of the Board of Directors on an annual or less frequent periodic basis on such date and at such time and place as may be designated by the Board of Directors in the notice of meeting.  At regular meetings, the stockholders shall elect a Board of Directors and transact such other business as may be appropriate for action by stockholders.  If a regular meeting of stockholders has not been held for a period of fifteen (15) months, one or more stockholders entitled to vote may call a regular meeting of stockholders by delivering to the President or Treasurer a written demand for a regular meeting.  Within thirty (30) days after the receipt of such written demand by the President or Treasurer, the Board of Directors shall cause a regular meeting of stockholders to be called and held on notice no later than ninety (90) days after the receipt of written demand, all at the expense of the Corporation.

2.2	SPECIAL MEETINGS

Special meetings of the stockholders for any purpose may be called at any time by the President, or by the Board of Directors, or by any two or more members thereof, or by one or more stockholders holding not less than twenty-five percent (25%) of the voting power of the Corporation.  Such meetings shall be held at the principal office of the Corporation or at such other place within or without the State of Nevada as may be designated in the notice of meeting.  No business shall be transacted at any special meeting of the stockholders except as is specified in the notice calling for such special meeting.

2.3	NOTICE OF MEETINGS

2.3.1 Notices of meetings, annual or special, to stockholders entitled to vote shall be given in writing and signed by the President or a Vice-President or the Secretary or the Assistant Secretary, or by any other natural person designated by the Board of Directors.

            2.3.2 Such notices must be delivered personally, mailed postage prepaid or electronically (as provided by subsection 8 of NRS § 78.370) to each stockholder of record entitled to vote at the meeting not less than 10 nor more than 60 days before the meeting. If mailed, it must be directed to the stockholder at his or her address as it appears upon the records of the Corporation, and upon the mailing of any such notice the service thereof is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail for transmission to the stockholder. Personal delivery of any such notice to any officer of a corporation or association, to any member of a limited-liability company managed by its members, to any manager of a limited-liability company managed by managers, to any general partner of a partnership or to any trustee of a trust constitutes delivery of the notice to the corporation, association, limited-liability company, partnership or trust.

2.3.3 Notice of any meeting of stockholders shall specify the place, the day, and the hour of the meeting, and in case of a special meeting, shall state the purpose(s) for which the meeting is called.

2.3.4 When a meeting is adjourned to another time, date, or place, notice of the adjourned meeting need not be given if announced at the meeting at which the adjournment is given.

2.3.5 Any stockholder may waive notice of any meeting by written notice signed by him, or his duly authorized attorney, either before or after the meeting.

2.3.6 No notice is required for matters handled by the consent of the stockholders pursuant to NRS § 78.320.

2.3.7 No notice is required of the annual stockholders meeting, or other notices, if two annual stockholder notices are returned to the Corporation undelivered pursuant to NRS § 78.370(7).

2.4	CONSENT TO STOCKHOLDER MEETINGS AND ACTION WITHOUT MEETING

2.4.1 Any meeting is valid wherever held by the written consent of all persons entitled to vote thereat, given either before or after the meeting.

2.4.2 The transactions of any meeting of stockholders, however called and noticed, shall be valid as though if taken at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or consent to the holding of such meeting, or an approval of the minutes thereof.

2.4.3 Any action that could be taken by the vote of stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power (NRS § 78.320), and any actions at meetings not regularly called shall be effective subject to the ratification and approval provisions of NRS § 78.325.

2.4.4 All such waivers, consents, or approvals shall be filed with the corporate records, or made a part of the minutes of the meeting.

2.5	QUORUM

The holders of at least a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business.

2.6	VOTING RIGHTS

Except as may be otherwise provided in the Corporation’s Articles of Incorporation, in these Bylaws, or by the laws of the State of Nevada, each stockholder shall be entitled to one (1) vote for each share of voting stock registered in his name on the books of the Corporation, and the affirmative vote of a majority of voting shares represented at a meeting and entitled to vote thereat shall be   necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.

2.7	PROXIES

Subject to the limitation of NRS § 78.355, every person entitled to vote or to execute consents may do so either in person or by proxy executed by the person or by his duly authorized agent.

ARTICLE III: DIRECTORS – MANAGEMENT

3.1	POWERS

Subject to the limitations set forth in the Articles of Incorporation, these Bylaws, and the laws of the State of Nevada as to action to be authorized or approved by the stockholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this Corporation shall be controlled by, the Board of Directors.

3.2	ELECTION AND TENURE OF OFFICE

The number of Directors which shall constitute the whole Board of Directors shall be at least one (1).  The number of Directors may from time to time be increased to not more than nine (9) by action of the Board of Directors.

The name and business address of the Corporation’s initial Director is Ralph M. Amato, 5762 Caminito Empresa, La Jolla, California 92037.

The Directors shall be elected at the corresponding annual meeting of stockholders and, except as provided in Section 3.3  of these Bylaws, each Director elected shall hold office until his or her successor is elected and qualified.  Directors need not be stockholders.  A Director need not be a resident of the State of Nevada.

3.3	REMOVAL AND RESIGNATION

3.3.1 Any Director may be removed either with or without cause, and for any reason or for no reason, as provided by NRS § 78.335 by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote..

3.3.2 Any Director may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the Corporation.  Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.4	VACANCIES

Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, although such action by less than a quorum or by a sole remaining Director shall be adequate, and each Director so elected shall hold office until his successor is elected at an annual meeting of stockholders or at a special meeting called for that purpose.

3.5	PLACE OF MEETINGS AND MEETINGS BY TELEPHONE

Meetings of the Board of Directors may be held at any place within or without the State of Nevada that has been designated by the Board of Directors.  In the absence of such designation, meetings shall be held at the principal office of the Corporation.  Any meeting, regular or special, may be held by conference telephone or similar communication equipment, and all such Directors shall be deemed to be present in person at the meeting, so long as all Directors participating in the meeting can hear one another.

3.6	ANNUAL ORGANIZATIONAL MEETINGS

The annual organizational meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the stockholders.  No notice of such meetings need be given.

3.7	OTHER REGULAR MEETINGS

There shall be no requirement for the Board of Directors to hold regular meetings, other than the annual organizational meeting.

3.8	SPECIAL MEETINGS – NOTICES

3.8.1 Special meetings of the Board of Directors for any purpose shall be called at any time by the President or if he is absent or unable or refuses to act, by any Vice President or by any two Directors.

3.8.2 Written notice of the time and place of special meetings of the Board of Directors shall be delivered personally or by electronic mail (when directed to an electronic mail address at which the Director has consented to receive notice) to each Director or sent to each Director by mail or other form of written communication at least forty-eight (48) hours before the meeting.  Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

3.9	CONSENT TO DIRECTORS MEETINGS AND ACTION WITHOUT MEETING

3.9.1 Any meeting is valid wherever held by the written consent of all persons entitled to vote thereat, given either before or after the meeting.

3.9.2 The transactions of any meetings of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if all the Directors are present, or if a quorum is present and either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to the holding of the meeting, or an approval of the minutes thereof.

3.9.3 Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action.  Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

3.9.4 All such waivers, consents, or approvals shall be filed with the corporate records or made part of the minutes of the meeting.

3.10	QUORUM AND VOTING RIGHTS

So long as the Board of Directors is composed of one or two Directors, one of the authorized Directors constitutes a quorum for the transaction of business.  If there are three or more Directors, a majority thereof shall constitute a quorum.  Except as may be otherwise provided in the Corporation’s Articles of Incorporation, Bylaws, or by the laws of the State of Nevada, the affirmative vote of a majority of Directors represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or resolution or for the determination of all questions and business which shall come before the meeting.

3.11	COMPENSATION

Directors may receive such reasonable compensation for their services as Directors and such reimbursement for expenses incurred in attending meetings as may be fixed from time to time by resolution of the Board of Directors.  No such payment shall preclude a Director from serving in any other capacity and receiving compensation therefor.

ARTICLE IV: OFFICERS

4.1	OFFICERS

The Board of Directors shall appoint a President, a Secretary, and a Treasurer.  The Board of Directors, in its sole and absolute discretion, may also appoint a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents and such other officers and assistant officers as it shall from time to time deem proper.  Any two or more offices may be held by the same person.  The Board of Directors may choose not to fill any of the other officer positions for any period.

4.2	APPOINTMENT AND TERM OF OFFICE

The officers of the corporation shall be appointed by the Board of Directors at the first meeting of the Directors.  If the appointment of officers shall not be held at such meeting, such appointment shall be held as soon thereafter as conveniently may be.  Each officer shall hold office until a successor shall have been duly appointed and qualified or until the officer's death or until the officer resigns or is removed in the manner hereinafter provided.

4.3	REMOVAL

Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors at any time and for any reason or for no reason.  Election or appointment of an officer or agent will not of itself create contract rights and will not affect such person’s appointment, if any, as a Director of the Corporation.

4.4	VACANCIES

A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors.

4.5	CHAIRMAN OF THE BOARD

The Chairman of the Board, if there be such an office, shall, if present, preside at all meetings of the Board of Directors and meetings of the stockholders, and exercise and perform such other powers and duties as may be from time to time assigned to the Chairman by the Board of Directors. In the event that there is no Chairman of the Board designated or present, the Secretary of the Board of Directors shall preside over the meeting, or if there is no Secretary of the Board of Directors designated or present at the meeting, the Directors present at any meeting of the Board of Directors shall designate a Director of their choosing to serve as temporary chair to preside over the meeting.

4.6	CHIEF EXECUTIVE OFFICER

Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors to another person or persons, the powers and duties of the Chief Executive Officer shall be: to act as the general manager and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the Corporation; to see that all orders and resolutions of the Board of Directors are carried into effect; to maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the stockholders; and to affix the signature of the Corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates, and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for the Corporation's shares; and, subject to the direction of the Board of Directors, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

4.7	CHIEF FINANCIAL OFFICER OR TREASURER

Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors to another person or persons, the powers and duties of the Chief Financial Officer or Treasurer shall be to: keep accurate financial records for the Corporation; deposit all money, drafts, and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the board of directors; endorse for deposit all notes, checks, drafts received by the Corporation as ordered by the Board of Directors, make proper vouchers therefore; disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board of Directors; render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all transactions by the Chief Financial Officer and the financial condition of the Corporation; and perform all other duties prescribed by the Board of Directors or the Chief Executive Officer.

4.8	PRESIDENT

Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation.  If an officer other than the President is designated as the Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board of Directors.  The President shall have the duty to call meetings of the stockholders or Board of Directors, as set forth in  Section 3.8.1  above, to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as the President shall deem proper.

4.9	VICE PRESIDENTS

In the absence of the President or in the event of the President's death, inability, or refusal to act, the Vice President (or in the event there shall be more than one Vice President, the Vice Presidents in the order designated at the time of their appointment, or in the absence of any designation then in the order of their appointment) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to the Vice President by the President or by the Board of Directors.  In the event there are no Vice Presidents, the Board of Directors may designate a member of the Board of Directors or another officer of the Corporation to serve in such capacity until a new President is appointed.

4.10	SECRETARY

The Secretary shall: (a) prepare the minutes of the stockholders' and Board of Directors' meetings and keep them in one or more books provided for that purpose; (b) authenticate such records of the Corporation as shall from time to time be required; (c) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (d) be custodian of the corporate records and of the corporate seal, if any, and see that the seal of the Corporation, if any, is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (e) keep a register of the post office and email addresses of each stockholder; (f) if requested, sign with the President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer or the Board of Directors.

4.11	DELEGATION OF AUTHORITY

The Board of Directors may from time to time delegate the powers of any officer to any other officer or agent, notwithstanding any provision hereof, except as may be prohibited by law.

4.12	COMPENSATION

Officers shall be awarded such reasonable compensation for their services and provisions made for their expenses incurred in attending to and promoting the business of the Corporation as may be fixed from time to time by resolution of the Board of Directors.

ARTICLE V: COMMITTEES

The Board of Directors may appoint and prescribe the duties of an executive committee and such other committees, as it may from time to time deem appropriate.  Such committees shall hold office at the pleasure of the Board of Directors.

ARTICLE VI: RECORDS AND REPORTS – INSPECTION

6.1	INSPECTION OF BOOKS AND RECORDS

All books and records provided for by Nevada Revised Statutes shall be open to inspection of the Board of Directors and stockholders to the extent provided by NRS § 78.105 and other applicable law.

6.2	CERTIFICATION AND INSPECTION OF BYLAWS

The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary or any other officer as designated by the Board of Directors, shall be open to inspection by the stockholders of the Corporation in the manner provided by law.

6.3	CHECKS, DRAFTS, ETC.

All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

6.4	ANNUAL REPORT

No annual report to stockholders shall be required; but, the Board of Directors may cause to be sent to the stockholders annual or other reports in such form as may be deemed appropriate by the Board of Directors.

ARTICLE VII: AMENDMENTS TO BYLAWS

New Bylaws may be adopted or these Bylaws may be repealed or amended by a vote or the written assent of either stockholders entitled to exercise a majority of the voting power of the Corporation, or by a majority of the number of Directors authorized to conduct the business of the Corporation.

ARTICLE VIII: CORPORATE SEAL

This Corporation shall have the power to adopt and use a common seal or stamp, and to alter the same, at the pleasure of the Board of Directors.  The use or nonuse of a seal or stamp, whether or not adopted, shall not be necessary to, nor shall it in any way effect, the legality, validity, or enforceability of any corporate action or document as contemplated in NRS § 78.065.

ARTICLE IX: CERTIFICATES OF STOCK

9.1	FORM

The certificates for shares of stock of the Corporation will be in such form as will be approved by the Board of Directors in conformity with applicable laws.  The Board of Directors will cause an appropriate legend to be placed on certificates representing shares of stock as may be deemed necessary or desirable by the Board of Directors in order for the Corporation to comply with applicable federal or state securities laws, other laws, or any contractual obligations.

9.2	EXECUTION

Every certificate for shares must be signed by the President or the Secretary or must be authenticated by facsimile of the signature of the President or Secretary.  Before it becomes effective, every certificate for shares authenticated by a facsimile of a signature must be countersigned by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

9.3	TRANSFER

Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by a proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

9.4	LOST OR DESTROYED CERTIFICATES

Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require and shall, if the Directors so require, give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

9.5	TRANSFER AGENTS AND REGISTRARS

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

9.6	CLOSING STOCK TRANSFER BOOKS

The Board of Directors may close the transfer books in their discretion for a period not exceeding the sixty (60) days preceding any meeting, annual or special, of the stockholders, or the date appointed for the payment of a dividend.

ARTICLE X:  INDEMNIFICATION AND EXCULPATION

10.1	INDEMNIFICATION WITH RESPECT TO ACTIONS OTHER THAN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

Unless prohibited by applicable law, the Corporation will defend, indemnify, and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative other than an action by or in the right of the Corporation by reason of the fact that he or she was a Director, officer, or committee member of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, committee member, fiduciary, or agent of another corporation, partnership, joint venture, trust, limited liability company, or other enterprise against expenses, including attorneys’ fees, and against judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action, or proceeding if he or she acted, or failed to take an action, in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction upon a plea of no contest or its equivalent, will not, of itself, create a presumption that the person acted, or failed to take action, other than in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

10.2	INDEMNIFICATION OF PERSONS OTHER THAN OFFICERS, DIRECTORS, AND COMMITTEE MEMBERS WITH RESPECT TO ACTIONS OTHER THAN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

Unless otherwise required or prohibited by law, the Corporation will have the power and authority, but not the duty or obligation, to defend, indemnify, and hold harmless any person other than a Director, officer, or committee member of the Corporation who was or is a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative other than any action by or in the right of the Corporation, by reason of the fact that he or she was an employee, committee member, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, member, fiduciary, or agent of another corporation, partnership, joint venture, trust, limited liability company, or other enterprise against expenses, including attorneys’ fees, and against judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action, or proceeding if he or she acted, or failed to take an action, in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction upon a plea of no contest or its equivalent, will not, of itself, create a presumption that the person acted, or failed to take action, other than in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

10.3                INDEMNIFICATION WITH RESPECT TO ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

Unless otherwise required or prohibited by law, the Corporation will have the power and authority, but not the duty or obligation, to defend, indemnify, and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, member, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, member, fiduciary, or agent of another corporation, partnership, joint venture, trust, limited liability company, or other enterprise against expenses, including attorneys’ fees, but excluding judgments and fines and, except as hereinafter set forth, amounts paid in settlement, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted, or failed to take an action, in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification will be made in respect of any claim, issue, or matter as to which such person will have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which such action or suit was brought will determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court will deem proper.  The court in which any such action or suit was brought may determine upon application that, in view of all circumstances of the case, indemnify for amounts paid in settlement is proper and may order indemnity for the amounts so paid in settlement and for the expenses, including attorneys’ fees, actually and reasonably paid in connection with such application, to the extent the court deems proper.

10.4                CONTROL OF LITIGATION

In any action in which the Corporation has unconditionally acknowledged an obligation to indemnify, or has otherwise determined that it will indemnify, a former or current Director, officer, member, committee employee, or agent, the Corporation will have the right to select counsel who will be responsible for the defense of the action, suit, or proceeding against the indemnified party; to control the defense of such suit, action, or proceeding; and, except as otherwise provided or prohibited by law, will have exclusive control over all matters relating to settlement of any such suit, action or proceeding. Notwithstanding the foregoing, any indemnified party will have the right, at all times, to also be represented by counsel of his or her own choosing; provided, however, that all attorneys’ fees, costs, and expenses incurred by or in connection with the employment or activities of such counsel will be the sole responsibility of the indemnified party and such fees, costs and expenses will not be the subject of any claim for indemnity or reimbursement under any provision of  Article X  of these Bylaws.  In the event of any dispute or conflict between the counsel retained by the Corporation and counsel retained by the indemnified party, the judgment of counsel retained by the Corporation will govern unless the indemnified party agrees, in writing, to release the Corporation from its indemnification obligations.

10.5                INSURANCE

The Corporation will have the power and authority, but not the duty or obligation, to purchase and maintain insurance on behalf of, or to insure or cause to be insured, any person who is or was a director, officer, committee member, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, limited liability company, or enterprise against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such, whether or not the Corporation has the power or the obligation to indemnify such person against such liability under the provisions of this  Article X .  As used in this Section 10.5, the term “insurance” will include, but not be limited to, retrospectively rated and fully and partially self-insured programs.

10.6                INDEMNIFICATION DETERMINATION

Any indemnification under Article X, unless ordered by a court, will be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, committee member, employee, or agent is proper in the circumstances because he or she has met the standard of conduct set forth in  Article X , as applicable, and that all other conditions to indemnification (including, without limitation, a decision by the Corporation to exercise its power to indemnify) have been satisfied.  Such determination will be made by any one of the following:

(a)           By the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding; and

(b)           If there are no disinterested Directors, by the court or other body before which the action, suit, or proceeding was brought or any court of competent jurisdiction upon the approval of an application by any person seeking indemnification, in which case indemnification may include the expenses, including attorneys’ fees, actually and reasonably paid in connection with such application.

10.7                PAYMENT OF EXPENSES IN ADVANCE

Expenses, including attorneys’ fees, incurred in defending a civil or criminal action, suit, or proceeding may be paid, in the sole and absolute discretion of the Corporation, by the Corporation, in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking (acceptable to the Corporation by its sole judgment) by or on behalf of the director, officer, member, employee, or agent to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized in this  Article X .

10.8                INDEMNIFICATION BENEFITS NOT EXCLUSIVE

The indemnification and other benefits provided by this Article X will not be deemed exclusive of any other rights to which those benefited may be entitled under any bylaw, agreement, vote of disinterested Directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.  The indemnification and other benefits provided in this  Article X , unless otherwise provided when authorized or ratified, will continue as to any person who has ceased to be a Director, officer, committee member, employee, or agent and will inure to the benefit of the heirs, executors, and administrators of such person.

10.9                EFFECT OF AMENDMENT OR REPEAL

Neither any amendment or repeal of any Section of this Article X, nor the adoption of any provision of the Corporation’s Certificate of Incorporation or these Bylaws inconsistent with this  Article X , will adversely affect any right or protection of any director, officer, employee, or other agent established pursuant to this  Article X , existing at the time of such amendment, repeal, or adoption of an inconsistent provision, including, without limitation, by eliminating or reducing the effect of this  Article X , for or in respect of any act, omission, or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article X , would accrue or arise), prior to such amendment, repeal, or adoption of an inconsistent provision.

The undersigned, the President of the Corporation, hereby certifies that the foregoing Bylaws were adopted by the Board of Directors of the Corporation as of October 20, 2011.

By:           /s/ Ralph M. Amato
               Ralph M. Amato